UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2009

ADVANCED MATERIALS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-16401	33-0215295
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2364 Merritt Drive, Suite A, Garland, Texas 75041
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (469) 246-4100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 1, 2007, Advanced Materials Group, Inc. (the “Company”), through its wholly-owned subsidiary Advanced Materials, Inc. (AMI), obtained a $2,000,000 credit facility (the “Credit Facility”) from JPMorgan Chase Bank, N.A. (“Lender”). The Credit Facility was established pursuant to a Credit Agreement between AMI and Lender and evidenced by a Line of Credit Note executed by AMI.  This Line of Credit Note was amended on July 14, 2008 to extend the credit facility to $2,500,000.  Effective on or about March 31, 2009, the Credit Facility was converted to a term loan (“Term Loan”) the principal balance of which became due and payable on May 31, 2009.  On June 8, 2009, the Company was informed that it was in default under the Term Loan due to nonpayment of the outstanding principal balance, approximately $2,460,000, and accrued interest thereon by the May 31, 2009 due date.  In addition, the Company has an outstanding term note for equipment in the approximately principal amount of $200,000 which came due on May 31, 2009 and a note in the approximate principal amount of $66,000 relating to a previously cancelled corporate credit card which also came due on May 31, 2009.

The Lender has not initiated any of the default provisions under the Term Loan or other defaulted obligations, and instead the Lender has given the Company until June 19, 2009 to assemble a plan to become current on the Term Loan.  All of the Company’s assets are pledged as collateral for the Term Loan.

Item 1.02	Termination of a Material Definitive Agreement.

On June 7, 2009, the Company terminated “for cause” the employment agreement of William G. Mortensen, the Company’s President and Chief Financial Officer, in connection with Mr. Mortensen’s departure from the Company as described in Item 5.02 below, which is incorporated herein by this reference.  Mr. Mortensen’s two outstanding stock option agreements also were terminated effective June 7, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 above, which discussion is incorporated herein by this reference, effective March 31, 2009, the Company’s Credit Facility was converted into a Term Loan which became due and payable on May 31, 2009.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As described under Item 1.01 above, which discussion is incorporated herein by this reference, the Company’s Term Loan was due and payable on or before May 31, 2009.  The outstanding principal balance of approximately $2,460,000, together with any accrued interest thereon, was not repaid by the May 31, 2009 due date and the Company is currently in default under the Term Loan and its other obligations to the Lender.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

(a)

On or about June 2, 2009, the Chairman of the Audit Committee of the Company Board of Directors and the Company’s Chairman of the Board received an anonymous tip pursuant to the Company's whistleblower policy which alleged that there may have been financial irregularities at the Company.  Following a preliminary investigation, on June 8, 2009, the Audit Committee and full Board of Directors of the Company determined that restatements of the Company’s consolidated financial statements for the fiscal year ended November 30, 2008 and for the interim quarterly periods ended May 31, 2008, August 31, 2008, and February 28, 2009 were necessary. Accordingly, the reports the Company filed on Form 10-KSB for the fiscal year ended November 30, 2008, and on Form 10-Q for the quarters ended May 31, 2008, August 31, 2008, and February 28, 2009 with the United States Securities and Exchange Commission (“SEC”) should no longer be relied upon.

Restatements will be required due to verified falsification and recording of customer invoices for sales which did not occur to one or more Company customers that resulted in a material overstatement of Company revenues during the period commencing with the second quarter of 2008 thru and including the first quarter ending February 28, 2009.  Because the investigation has not yet been completed, the extent of the revenue and accounts receivable overstatements during the forgoing period have not yet been fully quantified.

The Company has not yet completed its investigation nor determined if reports filed with the SEC for other periods will require restatement nor is the Company currently in a position to quantify the restatement adjustments.  Consequently, the Company is not yet in a position to determine the magnitude of the material revenue overstatement during the above periods, whether reported revenues for earlier periods are similarly materially overstated, or whether other balance sheet or income statement accounts have been materially misstated.

The Company’s current management and Audit Committee of the Board of Directors have not had an opportunity to discuss the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, Fei-Fei Catherine Fang, CPA because its principal, Ms. Fang,  is currently out of the country and cannot be reached.  The Company intends to contact Ms. Fang upon her return in order to discuss the matters disclosed in this Item 4.02.  In addition, as soon as practical after the date of the filing of this Form 8-K, the Company intends to file an amended Form 10-KSB for the fiscal year ended November 30, 2008, which will include the restatement of the Company’s financial information for the quarters ended May 31, 2008 and August 31, 2008, and amend its Form 10-Q for the interim period ended February 28, 2009, and file such amended reports with the SEC.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2009, the Company’s Board of Directors unanimously determined to terminate William G. Mortensen’s appointment as President and Chief Financial Officer of the Company.

On June 7, 2009, the Company’s Board of Directors appointed Marty Lehman, age 60, as the Company’s Interim President effective June 7, 2009, replacing Mr. Mortensen.  Mr. Lehman will be in charge of overseeing the Company’s day-to-day operations and will report to the Company’s Board of Directors.  Prior to joining the Company, Mr. Lehman was semi-retired and served as a consultant for several privately held companies.  From 1993 to 2005, Mr. Lehman served as the Chairman of the Board, Chief Executive Officer and President of Entronix International, an electronics remanufacturing, manufacturing, refurbishing and reverse logistics company specializing in cellular and appliance products headquartered in Rogers, Minnesota.  Mr. Lehman holds a Bachelor of Science Business Administration degree in Marketing from the University of Minnesota.

Mr. Lehman’s employment with the Company is “at will” and he will be paid an annual base salary of $120,000.  Mr. Lehman will also be eligible to participate in the Company’s standard employee benefits programs.  The Company has not entered into a formal employment agreement with Mr. Lehman at this time.

The Company’s Board of Directors has not yet initiated the search for a replacement Chief Financial Officer but expects that such search will commence within the next 30 days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MATERIALS GROUP, INC.

Date: June 9, 2009	By:	/s/ Timothy Busch
Timothy Busch Chairman of the Board

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